SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                   Act of 1934
Filed by the Registrant    |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              JACK IN THE BOX INC.
                (Name of Registrant as Specified in Its Charter)

                              JACK IN THE BOX INC.
                   (Name of Person(s) Filing Proxy Statement)

Paying of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

[LOGO] JACK IN THE BOX INC.

                                                              January  19, 2001






Dear Stockholder:

     This year we are celebrating the 50th anniversary of the first
Jack in the Box restaurant. As we look back, we are proud of our innovations and accomplishments over the years, but we know it is what we achieve in the future that will justify your loyalty. You are cordially invited to attend the Annual Meeting of Stockholders of Jack in the Box Inc. to be held at 2:00 p.m. on Friday, February 23, 2001, at Copley Symphony Hall, 750 B Street, San Diego, California.

     We hope you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. Please sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided, or if indicated on your proxy card, vote by telephone. This will ensure representation of your shares in the event that you are unable to attend the meeting.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.


                                            Sincerely,

                                            JACK W. GOODALL

                                            Jack W. Goodall
                                            Chairman of the Board

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                           San Diego, California 92123
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 23, 2001

     The 2001 Annual Meeting of Stockholders of Jack in the Box Inc. will be held at 2:00 p.m. on Friday, February 23, 2001, at Copley Symphony Hall, 750 B Street, San Diego, California.

     The meeting will be held to vote upon the following proposals:

     1. To elect ten directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To approve the Performance Bonus Plan;

     3. To ratify the appointment of KPMG LLP as independent accountants; and

     4. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Only stockholders of record at the close of business on December 27, 2000, will be entitled to vote at the meeting.


                                    By Order of the Board of Directors

                                    LAWRENCE E. SCHAUF

                                    Lawrence E. Schauf
                                    Secretary


San Diego, California
January 19, 2001

                              JACK IN THE BOX INC.
                               9330 Balboa Avenue
                           San Diego, California 92123

                               ------------------
                                 PROXY STATEMENT
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 23, 2001

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies. The Board of Directors of Jack in the Box Inc., a Delaware corporation (the "Company"), formerly Foodmaker, Inc., is soliciting proxies for use at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2:00 p.m. on Friday, February 23, 2001, at Copley Symphony Hall, 750 B Street, San Diego, California, or any postponements or adjournments thereof. This Proxy Statement and form of proxy were mailed to stockholders on or about January 19, 2001.

     The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies. D.F. King & Co., Inc. ("D.F. King") has been engaged to assist in the solicitation of proxies, for which they will be paid a fee not to exceed $4,500 plus out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited personally or by telephone or other means by D.F. King, as well as by directors, officers or employees of the Company, who will receive no additional compensation for such services.

                                     VOTING

     The close of business on December 27, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were 38,507,905 shares of Jack in the Box Inc. common stock, $.01 par value (the "Common Stock"), outstanding, excluding treasury shares. Company treasury shares will not be voted. You are entitled to one vote for each share you own on any matter that may be presented for consideration and action by stockholders.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary for us to have a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) are counted for the purpose of determining whether a quorum is present at the meeting. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to solicit additional proxies.

     A director will be elected by a plurality of the votes present or represented by proxy. A majority of the votes present or represented by proxy will be required to approve the Performance Bonus Plan and to ratify the appointment of KPMG LLP as independent accountants of the Company for the 2001 fiscal year.

     With regard to the election of directors, your vote may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of votes required to achieve a majority of the votes cast for such proposal.

     Your proxy will be voted as you direct in writing or by telephone. If you give no direction, your proxy will be voted FOR management's nominees for election as directors and FOR Proposals 2 and 3, unless you otherwise direct in the proxy. The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. See "Other Business". The telephone voting procedures, available only if you are a stockholder of record, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed if you qualify to vote via telephone are set forth on the enclosed proxy card. You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by filing a duly executed written proxy bearing a later date or, if you qualify, by a later proxy delivered using the telephone voting procedures. Your proxy will not be voted if you are present at the Annual Meeting and elect to vote in person.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The ten directors of the Company are elected annually and serve until the next Annual Meeting and until their successors are elected and qualified.
Mr. Goodall, our Chairman of the Board since 1985, is retiring after having served the Company in various capacities for almost 38 years. Upon re-election to the Board, Mr. Nugent will serve as the new Chairman of the Board.
Mr. Williams has been nominated to fill a position on the Board as well. The nominees for election as directors are set forth below. Should any nominee become unavailable to serve as a director, your proxy will be voted for such other person as the Board of Directors of the Company (the "Board") designates. To the best of our knowledge, all nominees are and will be available to serve. The Board recommends a vote FOR all nominees. Stockholders' nominations for election of a director may be made only pursuant to the provisions of the Company's Bylaws, described below under "Other Business".

     The following table provides certain information about each of management's nominees for director as of January 1, 2001:

                                        Position(s)                   Director
Name                             Age   with the Company                Since
----                            -----  ----------------                -----
Michael E. Alpert (4)(5)......   58    Director                         1992
Jay W. Brown (3)(5)...........   55    Director                         1997
Paul T. Carter (1)(2)(5)......   78    Director                         1991
Charles W. Duddles............   60    Executive Vice President,        1988
                                         Chief Financial Officer,
                                         Chief Administrative Officer
                                         and Director
Edward W. Gibbons (4)(5)......   64    Director                         1985
Alice B. Hayes, Ph.D. (2)(5)..   63    Director                         1999
Murray H. Hutchison (1)(2)....   62    Director                         1998
Robert J. Nugent (3)..........   59    President, Chief Executive       1988
                                        Officer and Director
L. Robert Payne (1)(4)........   67    Director                         1986
Kenneth R. Williams...........   58    Executive Vice President,           -
                                        Marketing and Operations
--------------------------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Executive Committee.
(4)  Member of the Finance Committee.
(5)  Member of the Nominating and Governance Committee.

     The business experience, principal occupations and employment of the nominees follows:

     Mr. Alpert was a partner in the San Diego office of the law firm of Gibson, Dunn & Crutcher LLP for more than five years prior to his retirement in August 1992. He is currently Advisory Counsel to Gibson, Dunn & Crutcher LLP. Gibson, Dunn & Crutcher LLP provides legal services to the Company from time to time.

     Mr. Brown is currently a principal with Westgate Group, LLC. From April 1995 to September 1998, Mr. Brown was President and Chief Executive Officer of Protein Technologies International, Inc., the world's leading supplier of soy-based proteins to the food and paper processing industries. He was Chairman and Chief Executive Officer of Continental Baking Company from October 1984 to July 1995 and President of Van Camp Seafood Company from August 1983 to October 1984. From July 1981 through July 1983, he served as Vice President of Marketing for the Company. Mr. Brown is a director of Agribrands International, Inc. and Cardinal Brands, Inc.

     Mr. Carter has been an insurance consultant for the Government Division of Corroon & Black Corporation since February 1987. He retired in February 1987 as Chairman and Chief Executive Officer of Corroon & Black Corporation, Southwestern Region and as Director and Senior Vice President of Corroon & Black Corporation. Mr. Carter is a director of Borrego Springs National Bank.

     Mr. Duddles has been Executive Vice President and Chief Administrative Officer since May 1988. He has been Chief Financial Officer since October 1985. Mr. Duddles has 21 years of experience with the Company in various finance positions.

     Mr. Gibbons has been a general partner of Gibbons, Goodwin, van Amerongen, an investment banking firm, for more than five years. Mr. Gibbons is also a director of Robert Half International, Inc. and Summer Winds Garden Centers, Inc.

     Dr. Hayes has been the President of the University of San Diego since 1995. From 1989 to 1995, Dr. Hayes served as Executive Vice President and Provost of Saint Louis University. Previously, she spent 27 years at Loyola University of Chicago, where she served in various executive positions. Dr. Hayes is also a director of the Pulitzer Publishing Company, the Old Globe Theatre, Independent Colleges of Southern California, The San Diego Foundation, Loyola University of Chicago, and Catholic Charities, Diocese of San Diego.

     Mr. Hutchison served 18 years as Chief Executive Officer and Chairman of International Technology Corp., one of the largest publicly traded environmental engineering firms in the U.S., until his retirement in 1996. Mr. Hutchison is the Chairman of the Board of Sunrise Medical, Inc. and of Huntington Hotel Corp. and serves as a director of Cadiz Inc., Senior Resource Corp. and the Olson Company.

     Mr. Nugent has been President and Chief Executive Officer since April 1996. The Company has announced that Mr. Nugent will become Chairman of the Board and Chief Executive Officer effective February 23, 2001, upon his re-election to the Board of Directors. He was Executive Vice President from February 1985 to April 1996. Mr. Nugent has 21 years of experience with the Company in various executive and operations positions.

     Mr. Payne has been President and Chief Executive Officer of Multi-Ventures, Inc. since February 1976 and was Chairman of the Board of Grossmont Bank, a wholly-owned subsidiary of Bancomer, S.A., from February 1974 until October 1995. Multi-Ventures, Inc. is a real estate development and investment company that is also the managing partner of the San Diego Mission Valley Hilton and the Red Lion Hanalei Hotel. He was a principal in the Company prior to its acquisition by its former parent, Ralston Purina Company, in 1968.

     Mr. Williams has been Executive Vice President, Marketing and Operations since May 1996. The Company has announced that Mr. Williams will become President and Chief Operating Officer effective February 23, 2001, upon
Mr. Nugent's promotion to Chairman of the Board and concurrent with his vacating the office of the President. He was Senior Vice President from January 1993 to May 1996. Mr. Williams has 35 years of experience with the Company in various operations positions.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                       AND CERTAIN COMMITTEES OF THE BOARD

     The following information is provided about the Board of Directors and certain of its committees.

     The Audit Committee directs the internal and external audit activities of the Company as deemed appropriate. All members of the Audit Committee are independent directors. In June 2000, the Board of Directors adopted an Audit Committee Charter. The full text of the Audit Committee Charter is set forth in Exhibit A. The Audit Committee held two meetings in fiscal 2000 and on one occasion acted by unanimous written consent.

     The Compensation Committee reviews compensation policies and recommends changes when appropriate. The Compensation Committee held one meeting in fiscal 2000.

     The Nominating and Governance Committee recommends to the Board nominees for election as directors and will consider nominees properly submitted by stockholders (see "Other Business"). The committee also administers the Company's Corporate Governance Principles and Practices. The Nominating and Governance Committee held no meetings in fiscal 2000.

     In fiscal 2000, the Board of Directors held five meetings and on one occasion acted by unanimous written consent. Each current director attended more than 75% of the aggregate number of the general meetings held and the meetings of committees on which such director served.

     Directors who are also officers of the Company or its subsidiaries receive no additional compensation for their services as directors. As Chairman of the Board, Mr. Goodall received compensation consisting of a $36,000 annual retainer and $3,000 for each Board meeting attended in person. Upon Mr. Goodall's retirement, in recognition of his extensive service and dedication to the Company, the Board elected to enhance his retirement benefits in the amount of approximately $80,000 per year. The other independent directors of the Company receive compensation consisting of an $18,000 annual retainer and $2,000 for each Board meeting attended in person. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board by written consent or participating in telephonic meetings. Under the Company's Deferred Compensation Plan for Non-Management Directors, each independent director may defer any portion or all of such compensation. Amounts deferred under the plan's equity option are immediately converted to stock equivalents at the then current market price of the Company's Common Stock and matched at a 25% rate by the Company. A director's stock equivalent account is distributed in cash, based upon the ending number of stock equivalents and the market value of the Company's Common Stock, at the conclusion of the director's service as a member of the Board. All of the independent directors have elected to defer their compensation pursuant to this plan.

     Pursuant to the Company's Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), upon election to the Board, each independent director also receives a stock option to purchase a certain number of shares of the Company's Common Stock based on the relationship of each director's compensation to the fair market value of the stock, but limited to fewer than 10,000 shares. During fiscal 2000, under the Director Plan, each independent director received a stock option to purchase 5,600 shares of the Company's Common Stock at the fair market value on the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 15, 2000, information with respect to beneficial ownership of voting securities of the Company by (i) each person who is known to us to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee for director of the Company, (iii) each executive officer listed in the Summary Compensation Table herein and (iv) all directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                                 Number of Shares
                                                  of Common Stock     Percent of
Name                                           Beneficially Owned(1)   Class(1)
--------------------------------------------- ---------------------- -----------

FMR Corp. (2).............................           4,998,985           13.0%
Franklin Resources, Inc. (3)..............           2,119,873            5.5%
Robert J. Nugent..........................             818,831            2.1%
Jack W. Goodall...........................             555,563            1.4%
Edward W. Gibbons (4).....................             420,336            1.1%
Charles W. Duddles........................             378,133             *
Kenneth R. Williams.......................             376,976             *
Paul L. Schultz...........................             159,840             *
L. Robert Payne...........................             116,740             *
Paul T. Carter............................              73,050             *
Michael E. Alpert.........................              58,100             *
Jay W. Brown..............................              45,600             *
Lawrence E. Schauf........................              33,280             *
Murray H. Hutchison.......................              15,600             *
Alice B. Hayes............................               7,600             *
All directors and executive
officers as a group (23 persons)..........           3,362,693            8.4%
-------------------------
*    Less than one percent

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Messrs. Nugent, Goodall, Gibbons, Duddles, Williams, Schultz, Payne, Carter, Alpert, Brown, Schauf, Hutchison and Dr. Hayes have the right to acquire through the exercise of stock options within 60 days of the above date, 274,265, 295,170, 55,600, 145,440, 187,320, 119,495, 69,100, 62,350, 55,600, 35,600,
     29,780, 15,600 and 5,600, respectively, of the shares reflected above as beneficially owned.

(2) Fidelity Management & Research Company, Fidelity Management Trust Company and Fidelity International Limited, subsidiaries of FMR Corp., exercised, as of December 15, 2000, investment discretion with respect to 3,841,805, 951,760 and 205,420 shares, respectively, and sole voting power with respect to the 951,760 and 205,420 shares. The address of Fidelity Management & Research Company and Fidelity Management Trust Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address of Fidelity International Limited is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda.

(3) According to its Schedule 13F filing, Franklin Advisors, Inc. and Franklin Management, Inc., subsidiaries of Franklin Resources, Inc., exercised, as of September 30, 2000, shared investment discretion with respect to 1,859,800 and 260,073 shares, respectively, and sole voting power with respect to the 1,859,800 shares. The address of Franklin Resources, Inc. is 777 Mariners Island Boulevard, 6th Floor, San Mateo, California 94404.

(4)  Includes 50,000 shares owned by Mr. Gibbons' wife.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation of the Company's chief executive officer and the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the fiscal years indicated. Bonus amounts were accrued during the year and paid shortly thereafter.

                                                                              Long-Term Compensation
                                                                              -----------------------  All Other
                                                   Annual Compensation        Restricted   Securities   Compen-
Name and                                     --------------------------------    Stock     Underlying   sation
Principal Position(s)               Year     Salary($)    Bonus($)   Other($) Awards($)(1) Options(#)   ($)(2)
---------------------------------- --------  ---------    --------   -------- ------------ ----------   -------

Robert J. Nugent...............     2000      627,692     615,648     19,810           0     48,100     26,307
   President, Chief Executive       1999      588,462     600,000     21,747     300,000     43,200     24,185
   Officer and Director             1998      525,000     550,000     12,000           0     52,000     22,685

Kenneth R. Williams............     2000      424,616     334,541     16,755           0     28,900     24,215
   Executive Vice President,        1999      397,539     320,000     12,791     160,000     26,700     22,414
   Marketing and Operations         1998      364,000     302,400     12,000           0     33,000     20,671

Charles W. Duddles.............     2000      363,077     284,205     12,000           0     25,300     20,858
   Executive Vice President,        1999      348,885     280,000     12,231     140,000     23,600     19,875
   Chief Financial Officer,         1998      321,500     266,400     12,000           0     30,000     18,501
   Chief Administrative
   Officer and Director

Lawrence E. Schauf.............     2000      286,154     223,027     32,328           0     20,200     16,715
   Executive Vice President,        1999      278,462     224,000     31,813     112,000     18,800     16,130
   Secretary                        1998      257,500     212,000     19,034           0     23,700     15,429

Paul L. Schultz................     2000      332,615     228,351     35,739           0     18,400     18,269
   Senior Vice President,           1999      300,346     222,600     15,397     111,300     13,600     15,886
   Operations and Franchising       1998      270,000     182,000     12,000           0     17,000     14,886

     -------------------------
(1) Restricted stock awards represent the value as of their grant date on October 4, 1999 of restricted stock units granted under the 1992 Employee Stock Incentive Plan to the named executive officer with respect to services rendered in fiscal 1999. The restricted stock units will vest 100% on October 4, 2002 and are subject to forfeiture under certain circumstances. The actual number of restricted stock units awarded was determined by dividing the indicated award value by the closing stock price on October 4, 1999 ($23.875). When vested, Messrs. Nugent, Williams, Duddles, Schauf and Schultz will receive, respectively, 12,566, 6,702, 5,864, 4,692 and 4,662 shares of the Company's Common Stock.

(2) All other compensation represents the Company's matching contributions to the Deferred Compensation Plan and approximately $1,400 annually for each person for premiums on term life insurance paid by the Company for the benefit of the named executive officer. The Company has no interest in such insurance policies.

Stock Option Grants in Fiscal 2000

     Set forth below is information with respect to options granted to the named executive officers in the Summary Compensation Table during the 2000 fiscal year.

                                           % of Total                                Potential Realizable Value
                             Number of    Options/SARs                               at Assumed Annual Rates of
                             Securities    Granted to    Exercise                    Stock Price Appreciation
                             Underlying    Employees      or Base                         for Option Term
                            Options/SARs   in Fiscal       Price       Expiration    --------------------------
Name                        Granted (#)       Year       ($/Share)        Date            5%            10%
--------------------------- ------------- ------------ ------------ -------------    ------------   -----------

Robert J. Nugent........       48,100         7.3%          23.25     12/14/2009       $711,117     $1,806,661
Kenneth R. Williams.....       28,900         4.4%          23.25     12/14/2009        427,262      1,085,499
Charles W. Duddles......       25,300         3.8%          23.25     12/14/2009        374,039        950,281
Lawrence E. Schauf......       20,200         3.1%          23.25     12/14/2009        298,640        758,723
Paul L. Schultz.........       18,400         2.8%          23.25     12/14/2009        272,028        691,114

Option Exercises in Fiscal 2000 and Fiscal Year-End Values

     Set forth below is information with respect to options exercised by the named executive officers in the Summary Compensation Table during the 2000 fiscal year, and the number and value of unexercised stock options held by the named executive officers at the end of the fiscal year.

                                                           Number of Securities
                                                          Underlying Unexercised        Value of Unexercised
                                                            Options/SARs Held         In-the-Money Options/SARs
                               Shares                       at Fiscal Year-End          at Fiscal Year-End(1)
                             Acquired on      Value    -----------------------------  --------------------------
Name                         Exercise(#)    Realized     Exercisable   Unexercisable  Exercisable  Unexercisable
--------------------------- ------------- ------------ --------------- -------------  ------------ -------------

Robert J. Nugent........       39,795       $707,953       264,645        113,860      $3,247,335     $74,116
Kenneth R. Williams.....       15,000        353,100       191,540         70,060       2,470,731      47,035
Charles W. Duddles......       31,340        686,362       150,380         62,180       1,925,767      42,759
Lawrence E. Schauf......            0              0        25,740         49,460         138,932      33,780
Paul L. Schultz.........        5,205        118,223       115,815         39,480       1,453,831      24,230

-------------------------
(1) Based on the difference between the exercise price of the options and the closing price of the Company's Common Stock on the last trading day prior to the Company's fiscal year ended October 1, 2000 ($21.438). At such date, Messrs. Nugent, Williams, Duddles, Schauf and Schultz had unexercisable options which were not in-the-money for 82,660, 50,260, 44,180, 35,240 and 29,280 shares, respectively.

Report of the Board of Directors and Compensation Committee on Executive Compensation

     The Board of Directors has the primary responsibility for determining executive compensation. In addition, there is also a Compensation Committee composed of not fewer than two non-employee directors. Executive compensation is designed to (a) provide compensation opportunities that will attract, motivate and retain highly qualified managers and executives, and (b) provide salary and other rewards that are closely linked to Company, team, and individual performance goals focused on achievement of annual business plans and longer term incentives linked to increases in stockholder value. The Chief Executive Officer recommends the compensation to be paid to executive officers of the Company other than himself; final determination of the amount of compensation rests with the non-employee members of the Board of Directors. Board members who are also executive officers do not participate in discussions about, nor do they vote on, recommendations concerning their respective compensation.

     The Company's executive officer compensation program is comprised of base salary, bonus opportunity, long-term incentive compensation in the form of stock options, and other benefits such as health insurance. It is our objective to maintain base salaries that are at approximately the mid-range of compensation paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses. The Performance Bonus Plan provides for a bonus as a percent of base salary which is dependent upon the Company's performance level achieved and the job classification of the individual. The purpose of the Performance Bonus Plan is to encourage the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing incentives which are aligned with Company performance. The performance bonuses for the named executives for fiscal 2000 were paid in accordance with the established plan and are reflected in the Summary Compensation Table.

     The 1992 Employee Stock Incentive Plan forms the basis for the Company's long-term incentive plan for officers and key managers. The purpose of the Plan is to furnish an incentive to key employees, executives and officers of the Company, its subsidiaries and affiliates to increase profits and provide an opportunity to earn a bonus based on the financial performance of the Company. During fiscal 2000, options to purchase the following amounts of the Company's Common Stock were granted to Messrs. Nugent, Williams, Duddles, Schauf and
Schultz: 48,100, 28,900, 25,300, 20,200 and 18,400 shares, respectively. All options were granted at 100% of the market price of the Company's Common Stock on the date of grant ($23.25) and become exercisable 20% annually beginning on November 12, 2001. Options serve to directly align the interests of executives, including the Chief Executive Officer, with your interests since such executives will not realize a benefit unless and until the market price of the Company's Common Stock increases.

     Mr. Nugent became the Chief Executive Officer of the Company on April 1, 1996. His base salary as of December 27, 1999, was increased approximately 6% over his previous base salary in order to maintain his salary at approximately the mid-range of competitive industry practice. An annual cash incentive award is payable to Mr. Nugent if the Company achieves or exceeds specified earnings goals. Mr. Nugent's bonus for fiscal 2000 represents approximately 97% of the potential cash bonus payable under the Company's Performance Bonus Plan. In fiscal 2000, approximately 50% of Mr. Nugent's compensation was incentive pay.

     This report is submitted by the Board of Directors and the Compensation Committee.

                  Board of Directors                    Compensation Committee
      ------------------------------------------------  -----------------------

      Michael E. Alpert           Jack W. Goodall         Paul T. Carter
      Jay W. Brown                Alice B. Hayes          Alice B. Hayes
      Paul T. Carter              Murray H. Hutchison     Murray H. Hutchison
      Charles W. Duddles          Robert J. Nugent
      Edward W. Gibbons           L. Robert Payne

     This report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are currently Paul T. Carter, Alice B. Hayes and Murray H. Hutchison. Jay W. Brown, who was Vice President of the Company from July 1981 to July 1983, was a committee member until February 18, 2000 and participated in the deliberations of the committee prior to that time.

Pension Plan Table

     Retirement Plan. The Company maintains a retirement plan (the "Retirement Plan"), which was adopted effective October 21, 1985 and restated effective January 1, 1989. The Retirement Plan is a defined benefit plan covering eligible regular employees employed in an administrative, clerical, or restaurant hourly capacity who have completed 1,000 hours of service and reached age 21. The Retirement Plan provides that a participant retiring at age 65 will receive an annual retirement benefit equal in amount to one percent of Final Average Pay multiplied by Benefit Service plus .4% of Final Average Pay in excess of Covered Compensation multiplied by Benefit Service, subject to grandfathered minimum benefit accruals under the previous plan as of December 31, 1988. The .4% portion of the calculation is limited to a maximum of 35 years of service. The Employee Retirement Income Security Act of 1974 ("ERISA") and various tax laws may cause a reduction in the annual retirement benefit payable under the Retirement Plan. (The preceding capitalized terms are defined in the Retirement Plan, a copy of which is filed as an exhibit to the Company's Annual Report on Form 10-K.)

     Although normal retirement is age 65, benefits may begin as early as age 55 if service requirements defined in the Retirement Plan are met. Benefits payable are reduced for early commencement.

     Supplemental Retirement Plan. The Company established a non-qualified supplemental retirement plan for selected executives effective April 2, 1990, known as the Supplemental Executive Retirement Plan. The plan provides for a percentage of replacement income based on Service and Final Average Compensation (each as defined in the plan). The target replacement income from all Company funded sources based upon a maximum of 20 full years of service is 60% of Final Average Compensation. For those executives whose service lengths are less than 20 years, the target percentage of 60% is reduced by applying a factor determined by dividing the number of full years of actual service by 20. The plan is unfunded and represents an unsecured claim against the Company.

     Easy$aver Plus Plan. Effective October 21, 1985, we adopted the Jack in the Box Inc. Savings Investment Plan, currently named the Jack in the Box Inc. Easy$aver Plus Plan (the "E$P"), which includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code. Eligible employees who have completed at least one year of service with a minimum of 1,000 hours of work and reached age 21 qualify for the E$P. Participants in the E$P may defer up to 12% of their pay on a pre-tax basis. In addition, we contribute on a participant's behalf an amount equal to 50% of the first 4% of compensation that is deferred by the participant.

     Deferred Compensation Plan. Since January 1, 1989, all executive officers and certain other members of management of the Company have been excluded from participation in the E$P. Effective April 2, 1990, we created for these individuals a non-qualified deferred compensation plan known as the Capital Accumulation Plan for Executives. Participants of the plan may defer up to 15% of base and/or bonus pay. We contribute on a participant's behalf 100% of the first 3% of compensation that is deferred by the participant. Benefits paid under this plan also include an interest component based on Moody's Average Corporate Bond Yield Index. The plan is unfunded and participants' accounts represent unsecured claims against the Company.

     Summary of Retirement and Other Deferred Benefits. The following table shows estimated annual benefits payable to participants as a straight life annuity. The benefits are derived from some or all of the following Company funded sources: Retirement Plan, Company contributions to the E$P, Company contributions to the Deferred Compensation Plan, Supplemental Retirement Plan and Social Security (50% of primary insurance amount).

                                    Estimated Annual Benefits Based on
                                             Years of Service
                             ------------------------------------------------
  Average Annual Earnings        10                  15                 20
  -------------------------- ---------           ---------          ---------

  $   100,000............... $  30,000           $  45,000          $  60,000
      200,000...............    60,000              90,000            120,000
      300,000...............    90,000             135,000            180,000
      400,000...............   120,000             180,000            240,000
      500,000...............   150,000             225,000            300,000
      600,000...............   180,000             270,000            360,000
      800,000...............   240,000             360,000            480,000
    1,000,000...............   300,000             450,000            600,000
    1,200,000...............   360,000             540,000            720,000
    1,300,000...............   390,000             585,000            780,000

     At October 1, 2000, the number of years of service under the retirement plans for Messrs. Nugent, Williams, Duddles, Schauf and Schultz was 21, 30, 27, 4 and 25, respectively; and the amount of eligible compensation for each of these individuals approximates the amounts reflected as salary and bonus in the Summary Compensation Table.

Severance Arrangements

     We have entered into compensation and benefits assurance agreements with certain of our senior executives, including Messrs. Nugent, Williams, Duddles, Schauf and Schultz, for the payment of certain compensation and the provision for certain benefits in the event of termination of employment following a change in control of the Company. The agreements had an initial term expiring on September 29, 1998 but are automatically extended for additional two-year terms thereafter unless at least six-months written notice is given to the contrary. If there is a change of control (as defined in the agreements) during the term of any such agreement, the executive will be entitled to receive the payments and benefits specified in the event that his employment is terminated within 24 months thereafter: (i) involuntarily, without cause or (ii) voluntarily for "good reason" (as defined in the agreements). Amounts payable under each agreement include all amounts earned by the employee prior to the date of termination and a multiple of the employee's annual base salary, bonus and the Company's matching contributions to the Deferred Compensation Plan. In the case of Messrs. Nugent, Williams, Duddles, Schauf and Schultz, the applicable multiples are 2.5, 2.5, 2.5, 2.5 and 1.5, respectively. In addition, the agreements provide for the continuation of health insurance benefits for a period of up to 18 months following termination and certain incidental benefits.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of more than 10% of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirements and a report on Form 4 or Form 5 must be filed to reflect changes thereafter. Based on written statements and copies of forms provided to us by persons subject to the reporting requirements, we believe that all such reports required to be filed by such persons during fiscal 2000 were filed on a timely basis.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative return to holders of the Company's Common Stock at September 30th of each year to the yearly weighted cumulative return of a Restaurant Peer Group Index and to the Standard & Poor's ("S&P") 500 Index for the same period. The comparison assumes $100 was invested on September 30, 1995 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no dividends during the periods.


                  [A LINE GRAPH CHART WAS INCLUDED HEREIN WHICH
                   GRAPHICALLY REFLECTED THE FOLLOWING DATA]

                                1995    1996    1997    1998    1999    2000
                                ----    ----    ----    ----    ----    ----
Jack in the Box Inc..........   $100    $174    $327    $273    $434    $373
Restaurant Peer Group (1)....    100     107     126     112     111      97
S&P 500 Index................    100     120     169     184     236     267

-------------------------

(1)  The Restaurant Peer Group Index is comprised of the following companies:
     Applebee's International, Inc.; Bob Evans Farms, Inc.; Brinker International, Inc.; CBRL Group, Inc.; CKE Restaurants, Inc.; Luby's, Inc.; Papa John's International, Inc.; Ruby Tuesday, Inc.; Ryan's Family Steakhouse, Inc.; Shoney's, Inc.; Sonic Corp. and Vicorp Restaurants, Inc.

                          Report of the Audit Committee

     The Audit Committee of the Jack in the Box Inc. Board of Directors (the "Committee") is composed of three independent directors. The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors, the auditors' independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee has considered whether the independent auditors provision of information technology services to the Company is compatible with the auditor's independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved including the audited financial statements in the Company's Annual Report on Form 10-K for the year ended October 1, 2000, filed with the Securities and Exchange Commission.


                                           Paul T. Carter, Chair
                                           L. Robert Payne
                                           Murray H. Hutchison


                                  PROPOSAL TWO

                                 APPROVAL OF THE
                             PERFORMANCE BONUS PLAN

     The Compensation Committee of the Board of Directors has adopted, subject to approval by the stockholders, the Jack in the Box Performance Bonus Plan (the "Plan").

     The Plan is intended to qualify as a performance-based compensation plan for purposes of Section 162(m) of the Internal Revenue Code (the "Code").
Section 162(m) of the Code places a limit on the amount of compensation that may be deducted by the Company in any tax year with respect to the Company's five most highly paid executives. However, certain performance-based compensation that has been approved by stockholders is not subject to this deduction limit. The Plan is designed to permit the Company to take appropriate tax deductions for performance-based compensation.

     The following description summarizes the principle features of the Plan but is qualified in its entirety by reference to the full text of the Plan set forth as Exhibit B to this Proxy Statement.

Purpose And Eligibility

     The purpose of the Plan is to encourage the loyalty of certain key employees, executives and officers of the Company and its affiliates, by providing incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. The Plan is an unfunded, performance-based plan designed to tie compensation directly to the Company's objectives. Participants in the Plan are officers, executives and other key employees of the Company and its subsidiaries and affiliates. As of December 15, 2000, 79 employees, including all executive officers, were eligible to participate in the Plan during fiscal 2001.

Administration

     The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists solely of non-employee directors who are outside directors within the meaning of Section 162(m) of the Code. The Board of Directors may modify, amend, suspend or terminate the Plan under the terms of its provisions.

Performance Goals

     At the beginning of each fiscal year, the Compensation Committee will establish (i) specific performance goals for participants in the Plan for a performance period of one fiscal year and (ii) the objective formula or standard to be followed in calculating any bonus payable under the Plan. The performance goals may be based on one or more of the following business criteria: earnings before income taxes; earnings before interest, income taxes, depreciation and amortization; net earnings; earnings per share; return on equity, or any combination thereof. The performance goals must be established while the performance relative to the goal remains substantially uncertain within the meaning of Section 162(m). The Compensation Committee established the performance goals for fiscal 2001 based on earnings before income taxes. The Committee believes that the specific target constitutes confidential business information, the disclosure of which could adversely effect the Company. Because of (i) the similarities between the bonus plan in effect for fiscal 2000 and the Plan, and (ii) the choice of earnings before income taxes as the applicable business criterion for both years, the Company believes that if the Plan had been in effect for fiscal 2000 the participants would have received the same bonuses they received under the bonus plan actually in effect for fiscal 2000.

Awards

     Awards may be paid in cash or Restricted Stock Units ("RSUs") which are issued under the terms of the 1992 Employee Stock Incentive Plan, or by both means. When all or any portion of an award is issued in RSUs, it will be converted to a number of units equivalent to the number of shares of the Company's Common Stock which could have been purchased at fair market value on the distribution date. There is a $3 million dollar individual award limit in any fiscal year.

     Since awards under the Plan will be based on performance objectives established with respect to each fiscal year, the amount of awards to be paid in the future to any of the executive officers cannot be determined at this time since the performance period has not yet been completed. Actual awards will depend upon actual performance measured against the pre-established performance objectives.

     The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Plan to comply with the requirements of Section 162(m). If the stockholders fail to approve the Plan at the Annual Meeting, the Plan will not qualify as performance-based for purposes of Section 162(m) of the Code. In the event that the Plan is not approved by the Company's stockholders, any bonuses in amounts which when combined with other non-exempt compensation exceed the limit set forth in Section 162(m) of the Code, for fiscal year 2001, for the five most highly paid executives, would be discretionary, and such amounts would not be deductible under Section 162(m), but bonuses, otherwise earned and payable to participants in the Plan, would be paid under the terms and provisions of the Plan.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.


                                 PROPOSAL THREE

                         RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board has appointed KPMG LLP as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2001, subject to ratification by stockholders. KPMG LLP has acted as independent accountants for the Company since 1986. A representative of the firm will be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

     We are not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.

     Pursuant to the Company's Bylaws, in order for a stockholder to present business at the Annual Meeting or to make nominations for election of a director, such matters must be filed in writing with the Secretary of the Company in a timely manner. To be timely, a stockholder's notice must be delivered to the principal executive offices of the Company not less than ninety
(90) nor more than one hundred and twenty (120) days prior to the meeting as originally scheduled; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure was made. Such notice shall set forth, as to the stockholder giving notice, the stockholder's name and address as they appear on the Company's books, and the class and number of shares of the Company which are beneficially owned by such stockholder. Additionally, (i) with respect to a stockholder's notice regarding a nominee for director, such notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); and (ii) with respect to a notice relating to a matter the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and any material interest of the stockholder in such business.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company's proxy solicitation materials to be distributed in connection with the Company's Annual Meeting of Stockholders to be held in the year 2002 must set forth such proposal in writing and file it with the Secretary of the Company on or before September 21, 2001. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                        2000 ANNUAL REPORT AND FORM 10-K

     A copy of the 2000 Annual Report to Stockholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended October 1, 2000, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2000 Annual Report. A COPY OF THE 2000 FORM 10-K WILL BE FURNISHED TO YOU WITHOUT CHARGE UPON REQUEST IN WRITING TO: Jack in the Box Inc., Treasury Department, 9330 Balboa Avenue, San Diego, California 92123-1516.


                                           By Order of the Board of Directors,

                                           LAWRENCE E. SCHAUF

                                           Lawrence E. Schauf
                                           Secretary

                                                                      Exhibit A
                              JACK IN THE BOX INC.
                             AUDIT COMMITTEE CHARTER


A.  STATEMENT OF POLICY

    There shall be a committee of the Board of Directors of Jack in the Box Inc. ("the Company") to be known as the Audit Committee. The Audit Committee is designated by and reports to the Board of Directors. The Audit Committee's purpose is to assist the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community by reviewing the financial information that will be published, the system of internal controls established by management and the Board of Directors and the internal and external audit processes. It is the Board of Director's principal agent in assuring the independence and objectivity of the Company's independent public accountants, the Internal Audit Department, the integrity of management, the appropriateness of accounting policies and the adequacy of the disclosure to shareholders.

B.  ORGANIZATION

    The Audit Committee shall consist of at least three members and be comprised solely of directors, each of whom is independent of the management of the Company and is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. For purposes hereof, "independent" shall mean a director who meets the New York Stock Exchange definition of "independence," as determined by the Board. One member of the Audit Committee shall be designated as the Chairman and will be responsible for coordinating the overall activities of the Audit Committee.

    Each member of the Company's Audit Committee must be financially literate and one member of the Audit Committee shall have accounting or related financial management expertise, both as provided in the Board's judgment.

C.  AUTHORITY

    The Audit Committee is granted the authority to investigate any activity of the Company and its subsidiaries, and all employees are directed to cooperate as requested by members of the Audit Committee. The Audit Committee is empowered to retain persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibility.

D.  RESPONSIBILITIES

    In carrying out its responsibilities, the Board of Directors believes the policies and procedures of the Audit Committee shall remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. The Audit Committee shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.

    In carrying out these responsibilities, the Audit Committee will:

    o Review and recommend to the Board of Directors the selection and retention of independent auditors to audit the financial statements of the Company and its divisions and subsidiaries, or the termination of such independent auditors.

    o Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors. The Audit Committee will also review the timing and approve the estimated cost of the annual audit.

    o Review the written statement from the outside auditor of the Company concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor and assess the independence of the outside auditor as required under Independent Standard Boards Standard No. 1.

    o Review with the independent auditors, the Company's internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and make or review any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis will be given to the adequacy of such internal controls to expose payments, transactions or procedures that might be deemed illegal or otherwise improper.

    o Review the internal audit function of the Company including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

    o Review recommendations and findings of the internal auditors to assure that appropriate actions are taken by management.

    o Review the financial statements contained in the Company's annual and quarterly financial statements with management and the independent auditors, including an analysis of the Company's independent auditor's judgment as to the accuracy of financial information, adequacy of disclosures and quality of the Company's accounting principles.

    o Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form 10Q or as soon thereafter as possible. Audit Committee Chair may perform this on behalf of the Audit Committee.

    o Review and approve significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company's financial reports.

    o Review material pending legal proceedings involving the Company and other contingent liabilities.

    o Review the adequacy of the Audit Committee Charter on an annual basis.

    o Conduct or authorize an appropriate review of any related party transactions deemed significant by the Committee and review potential conflict of interest situations where appropriate.

    o Ensure that the Company has the appropriate systems and processes in place to be sure that 1) the Company is in compliance with all applicable laws and regulations and 2) to prevent and detect any potential violations.

    o Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each committee meeting with, the Board of Directors.

    o Conduct or authorize an investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    o Report to the Board of Directors the results of its review and make such recommendations, as it may deem appropriate.

E.  MEETINGS

    The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally two times each year, either in person or telephonically. The Audit Committee shall meet in executive sessions with the independent auditors and Internal Auditor at least annually. The Audit Committee shall report to the full Board of Directors with respect to its meetings. The majority of the members of the Audit Committee shall constitute a quorum.

                                                                     Exhibit B

                                 JACK IN THE BOX
                             PERFORMANCE BONUS PLAN

A.  PURPOSE

    The purpose of the Jack in the Box Performance Bonus Plan (The "Plan") is to encourage the future loyalty of certain key employees, executives and officers by providing annual bonus incentives which are aligned with Company performance and qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

B.  EFFECTIVE DATE

    This Plan shall be effective as of October 2, 2000. The Plan will be effective for each subsequent fiscal year unless modified or terminated.

C.  ELIGIBILITY

    To become a Participant in the Plan, an employee must meet the qualifications of sub-paragraphs 1, 2, 3 and 4 below, as well as any other eligibility requirements set forth in the Plan.

    1. The employee must be an active employee of the Company or its affiliates for six (6) or more consecutive full accounting periods during the fiscal year.

    2.  The employee must be in a Director position or above for at least four
        (4) full accounting periods during the fiscal year.

    3. The employee must not be eligible to participate in any other incentive/bonus plan offered by the Company or its affiliates.

    4. The employee must have a PPAT performance rating of "S" or better on their most recent performance appraisal as of the time any distribution is scheduled to be made under the Plan. However, if no PPAT performance rating has been completed within one year of the time any distribution is scheduled to be made under the Plan, the employee's immediate supervisor has the discretion to determine whether the employee's performance would be an "S" or better and merits a bonus award.

D.  ADMINISTRATION

    The Plan shall be administered by a Committee consisting of at least two members of the Board of Directors of the Company who are "outside directors" within the meaning of Section 162(m) (the "Committee"). The Committee shall establish and administer performance goals and determine the time and the form and manner in which awards may be made. The Committee shall have the power and authority at any time to adopt, modify or eliminate eligibility and other rules and regulations for the administration of the Plan.

E.  BONUS DETERMINATION

    Performance goals are established annually by the Committee consistent with the requirements of Section 162(m). The Committee shall select one or more criteria from among the following business criteria: earnings before income taxes; earnings before interest, income taxes, depreciation and amortization; net earnings; earnings per share or return on equity. The Committee shall establish both (i) objective performance goals based on the foregoing criteria and (ii) the formula to be followed in calculating any bonus payable with respect thereto, within ninety (90) days of the beginning of each fiscal year of the Company (or such shorter time period as may be required under Section 162(m) and in any event while the achievement of performance goals remains substantially uncertain within the meaning of
    Section 162(m). At the end of the fiscal year and prior to any payment under the Plan, the Committee must certify in writing that a specific performance goal was attained. Each Participant may receive an award only for the specific performance goal attained and approved by the Committee.

    Participants may be eligible to receive a lump sum cash award, and a Restricted Stock Unit ("RSU") award as allowed by the 1992 Employee Stock Incentive Plan (the "1992 Plan"), based on a specified percentage of salary which is determined by the accomplishment of corporate goals, as established annually by the Committee. The terms of the RSUs shall be subject to the terms of the 1992 Plan and RSU Award Agreement.

F.  MAXIMUM INDIVIDUAL BONUS

    Notwithstanding any other provision of the Plan, no Participant shall receive any award or combination of awards under the Plan for any fiscal year in excess of $3 million.

G.  AWARD DISTRIBUTION

    It is anticipated that Participants may receive a lump sum cash distribution, if any is to be made, no later than January 5th following the end of the fiscal year for which the award is intended. No Participant has a vested right to any lump sum cash distribution under this Plan and no cash bonus award will be considered earned until it is actually distributed to the Participant.

    Subject to the provisions of the 1992 Plan, or except as otherwise determined by the Committee or the Board, any RSU award will vest three years from the last day of the fiscal year for which the RSU award is granted. The RSU award will be converted to and distributed as shares of Jack in the Box Common Stock as soon as practicable after the RSU award has vested. Any compensation provided in the form of RSUs will not be included in pension earnings for any Company retirement plan.

H.  LESS THAN FULL YEAR PARTICIPATION

    Subject to the provisions of Sections I., J., and K., an employee who becomes a Participant in accordance with Section C. for a portion of the fiscal year, will receive a pro-rata award based on a fraction, the numerator of which is the number of full accounting periods during the fiscal year the employee was a Participant, and the denominator of which is thirteen (13).

I.  PROMOTIONS

    Subject to the eligibility requirements in Section C.:

    1. If an employee is promoted into a position covered by this Plan during the fiscal year and is eligible to become a Participant, the Participant may receive a pro-rata award as provided in Section H., using the Participant's annualized base salary on the last day of the fiscal year.

    2. If a Participant is promoted to another position covered by this Plan during the fiscal year, any bonus award will be computed using the percentage applicable to the position level in which the Participant is classified on the last day of the fiscal year, using the Participant's annualized base salary on the last day of the fiscal year.

J.  DEMOTIONS

    Subject to the eligibility requirements in Section C.:

    1. If a Participant is demoted during the fiscal year to a position not covered by this Plan, the Participant may receive a pro-rata award as provided in Section H., using the Participant's annualized base salary immediately prior to the effective date of the demotion.

    2. If a Participant is demoted to another position covered by this Plan during the fiscal year, any bonus award will be pro-rated using the percentage applicable to each position level of the Participant during the fiscal year, using the Participant's annualized base salary in effect for the last day worked in each position level.

K.  TERMINATION OF A PARTICIPANT

    1. In the event of termination during the fiscal year and the Participant is eligible to retire under a Company sponsored retirement plan, or due to death or total and permanent disability (as defined in the Company's Long Term Disability Plan), the Committee will, for an otherwise qualified Participant who meets the requirements of Section C. 3. and 4., allot a pro-rata award as provided in Section H. Determination of any award will be made at the conclusion of the fiscal year.

    2. In all other cases, a Participant whose employment terminates voluntarily or involuntarily prior to the end of the fiscal year, will not be eligible to receive an award. If termination occurs after the end of the fiscal year, but before distribution of the cash portion of the award or the granting of the RSU award, the Committee reserves the right in its absolute discretion to determine if any cash distribution or RSU award will be made. With respect to RSU awards under the 1992 Plan, additional termination provisions will be as set forth in the RSU Award Agreement.

L.  PLAN REVISION

    The Board of Directors or the Committee thereof, upon determining that the purpose and intent of the Plan is not being fulfilled, may terminate, alter, suspend or amend the Plan at any time as deemed necessary to further the best interests of the Company and such actions may be effective for any fiscal year and with respect to any distributions which have not been made. Amendments during the fiscal year will be effective immediately and retroactively unless otherwise stated. Notwithstanding the above, no amendment may be effective without Board of Directors and/or shareholder approval if such approval is required in order to comply with Section 162(m).

M.  EMPLOYMENT DURATION/EMPLOYMENT RELATIONSHIP

    This Plan does not, and the policies and practices of Jack in the Box Inc. or its affiliates in administering this Plan will not, constitute a contract or other agreement concerning the duration of any Participant's employment with Jack in the Box Inc. or its affiliates. The employment relationship of each Participant is "at will" and may be terminated at any time by Jack in the Box Inc. or its affiliates or by the Participant with or without cause. A Participant who accepts any RSU award under the 1992 Plan or any cash distribution is agreeing that the Participant's employment is "at will".

N.  SECTION 162(m) CONDITIONS; BIFURCATION OF PLAN

    It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to Section 162(m), satisfy any applicable requirements of Section 162(m). Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of Section 162(m) are only applicable to Participants whose compensation is subject to Section 162(m).

   Proxy with telephone voting instructions - side one
   ----------------------------------------------------------------------------

   PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              JACK IN THE BOX INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 23, 2001 AT 2:00 P.M.
           COPLEY SYMPHONY HALL, 750 B STREET, SAN DIEGO, CALIFORNIA.

     The undersigned hereby appoints Robert J. Nugent, Charles W. Duddles and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 23, 2001, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
     --------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /




                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 23, 2001 AT 2:00 P.M.

                              COPLEY SYMPHONY HALL
                                  750 B STREET
                              SAN DIEGO, CALIFORNIA

Proxy with telephone voting instructions - side two----------------------------

  The Board of Directors recommends a vote FOR         Please mark your    |X|
  all nominees listed and Proposals 2 and 3            votes as indicated
                                                       in this example.

  -----------------------------------------------------------------------------
                                                            WITHHOLD
                                                  FOR ALL     ALL
1. Election of Directors                            |_|       |_|

   Nominees:
      01 Michael E. Alpert   06 Alice B. Hayes
      02 Jay W. Brown        07 Murray H. Hutchison
      03 Paul T. Carter      08 Robert J. Nugent
      04 Charles W. Duddles  09 L. Robert Payne
      05 Edward W. Gibbons   10 Kenneth R. Williams

   (Instruction: To withhold authority to vote for any individual nominee write that nominee's name below.)

   -------------------------------------------

                                                    FOR     AGAINST  ABSTAIN
2. Approve the Performance                          |_|       |_|      |_|
   Bonus Plan.
                                                    FOR     AGAINST  ABSTAIN
3. Ratification of appointment                      |_|       |_|      |_|
   of KPMG LLP as independent
   accountants.

4. In their discretion, the Proxies are
   authorized to vote upon such other
   business as may properly come
   before the meeting.
                                                              YES      NO
   I plan to attend the meeting.                              |_|      |_|

  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***

[NAME, ADDRESS & SHARE INFORMATION]

 Signature(s)__________________________________ Dated: ________________, 2001

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

-------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /

                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter the Control Number located in the box in the lower right hand corner of this form.
-------------------------------------------------------------------------------
OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.
-------------------------------------------------------------------------------
        Your vote will be confirmed and cast as you directed. END OF CALL.
-------------------------------------------------------------------------------
OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
-------------------------------------------------------------------------------

Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

Proposal 3: To vote FOR, press 1, AGAINST, press 9, ABSTAIN, press 0.

       Your vote will be confirmed and cast as you directed. END OF CALL.

-------------------------------------------------------------------------------
If you vote by telephone, there is no need for you to mail back your proxy.
-------------------------------------------------------------------------------
                              THANK YOU FOR VOTING

    Call *** Toll Free *** On a Touch Tone Telephone
              1-800-840-1208 - ANYTIME                 [Reserved for Control
    There is NO CHARGE to you for this call                  Number Box]

   Proxy without telephone voting instructions - side one
   ----------------------------------------------------------------------------

   PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              JACK IN THE BOX INC.

      FOR ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 23, 2001 AT 2:00 P.M.
            COPLEY SYMPHONY HALL, 750 B STREET, SAN DIEGO, CALIFORNIA

     The undersigned hereby appoints Robert J. Nugent, Charles W. Duddles and Lawrence E. Schauf and each of them, acting by a majority or by one of them if only one is acting, as lawful proxies, with full power of substitution, for and in the name of the undersigned, to vote on behalf of the undersigned, with all the powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of Jack in the Box Inc., a Delaware corporation, on February 23, 2001, or any postponements or adjournments thereof. The above named proxies are instructed to vote all the undersigned's shares of stock on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the other side hereof and are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees listed and "FOR" Proposals 2 and 3. The Board of Directors recommends a vote FOR the above proposals.


       (Continued, and to be marked, dated and signed, on the other side)
     --------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /




                              JACK IN THE BOX INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         FEBRUARY 23, 2001 AT 2:00 P.M.

                              COPLEY SYMPHONY HALL
                                  750 B STREET
                              SAN DIEGO, CALIFORNIA

Proxy without telephone voting instructions - side two-------------------------

The Board of Directors recommends a vote FOR            Please mark your    |X|
all nominees listed and Proposals 2 and 3.              votes as indicated
                                                        in this example.
--------------------------------------------------------------------------------
                                                                     FOR ALL
                                                                      EXCEPT
                                                           WITHHOLD  (noted
                                                 FOR ALL      ALL     below)
1. Election of Directors                           |_|        |_|       |_|

   Nominees:
     01 Michael E. Alpert   06 Alice B. Hayes
     02 Jay W. Brown        07 Murray H. Hutchison
     03 Paul T. Carter      08 Robert J. Nugent
     04 Charles W. Duddles  09 L. Robert Payne
     05 Edward W. Gibbons   10 Kenneth R. Williams

   (Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL
   EXCEPT" box above and write that nominee's name below.)

   --------------------------------------------
                                                   FOR      AGAINST   ABSTAIN
2. Approve the                                     |_|        |_|       |_|
   Performance Bonus Plan.
                                                   FOR      AGAINST   ABSTAIN
3. Ratification of                                 |_|        |_|       |_|
   appointment of KPMG LLP as
   independent accountants.

4. In their discretion,
   the Proxies are authorized
   to vote upon such other
   business as may properly
   come before the meeting.
                                                              YES       NO
   I plan to attend the meeting.                              |_|       |_|

[NAME, ADDRESS & SHARE INFORMATION]

 Signature(s)_____________________________ Dated: _______________________, 2001

Stockholder(s), please sign above exactly as name appears hereon; in the case of joint holders, all should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized

-------------------------------------------------------------------------------
                           / FOLD AND DETACH HERE /

Proxy Easy $aver Plus Plan - side one------------------------------------------








              Please fold and detach at perforation before mailing
  -----------------------------------------------------------------------------
  The Board of Directors of Jack in the Box Inc. recommends
  a vote FOR all nominees listed and Proposals 2 and 3.
  -----------------------------------------------------------------------------
               Please vote by filling the appropriate boxes below.
                                                                       FOR ALL
                                                                        EXCEPT
                                                             WITHHOLD  (noted
                                                  FOR ALL      ALL     at left)
  1.  Election of Directors                         |_|        |_|       |_|

      Nominees:
        01 Michael E. Alpert   06 Alice B. Hayes
        02 Jay W. Brown        07 Murray H. Hutchison
        03 Paul T. Carter      08 Robert J. Nugent
        04 Charles W. Duddles  09 L. Robert Payne
        05 Edward W. Gibbons   10 Kenneth R. Williams


      (Instruction: To withhold authority to vote for any individual nominee mark the "FOR ALL EXCEPT" box above and write that nominee's name below.

      ------------------------------------------------
                                                    FOR      AGAINST    ABSTAIN
  2.  Approve the Performance Bonus Plan.           |_|        |_|        |_|

                                                    FOR      AGAINST    ABSTAIN
  3.  Ratification of appointment of KPMG           |_|        |_|        |_|
      LLP as independent accountants.

  4.  In their discretion, the Proxies are
      authorized to vote upon such other
      business as may properly come before
      the meeting.


Please note: If this Voting Instruction Form is signed, but no direction is given on Proposal #1, Mellon Bank, N.A. will vote "FOR" all nominees listed, or if no direction is given on Proposals #2 or #3, Mellon Bank, N.A. will vote "FOR" those Proposals.

            (Continued and to be dated and signed on the other side)

Proxy Easy $aver Plus Plan - side two------------------------------------------


        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
 THE ENCLOSED ENVELOPE This voting instruction is requested by Mellon Bank, N.A.
      in conjunction with a proxy solicitation by the Board of Directors of
                              Jack in the Box Inc.

        Please read the enclosed Proxy Statement and the Annual Report to
                       Stockholders for more information.

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                              To: Mellon Bank, N.A.
           as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan


              Please fold and detach at perforation before mailing
-------------------------------------------------------------------------------

The undersigned hereby instructs Mellon Bank, N.A., as Trustee of the Jack in the Box Inc. Easy$aver Plus Plan, to vote in person or by proxy at the Annual Meeting of the Stockholders of Jack in the Box Inc., to be held on February 23, 2001, and at any postponements or adjournments thereof, all shares of Common Stock of Jack in the Box Inc., for which the undersigned shall be entitled to instruct, in the manner specified on the other side hereof.

Mellon Bank, N.A. will vote the shares represented by this Voting Instruction Form if it is properly completed, signed, and received by Mellon Bank, N.A. before 5:00 p.m. EST on February 15, 2001 at P.O. Box 9116, Hingham, MA 02043. Please note that if this Voting Instruction Form is not properly completed and signed, or it is not received by Mellon Bank, N.A., as indicated above, Mellon Bank, N.A. will not vote any shares represented by such Voting Instruction Form.

Mellon Bank, N.A. makes no recommendation regarding any voting instruction. Any Voting Instruction Form, if properly completed, signed, and received by Mellon Bank, N.A. in a timely manner will supersede any previously received Voting Instruction Form. All voting instructions received by Mellon Bank, N.A. will be kept confidential.


                                              Dated:_____________________, 2001


                                             __________________________________
                                                          Signature

BALLOT                         JACK IN THE BOX INC.                      BALLOT
                Annual Meeting of Stockholders, February 23, 2001

The undersigned votes________________________________(______________) shares of stock, with respect to the following:

1.  Election of Directors:
    Michael E. Alpert, Jay W. Brown, Paul T. Carter, Charles W. Duddles,
    Edward W. Gibbons, Alice B. Hayes, Murray H. Hutchison, Robert J. Nugent,
    L. Robert Payne and Kenneth R. Williams.
       |_| FOR all nominees listed.
       |_| WITHHOLD AUTHORITY to vote for all nominees listed.
       |_| FOR all nominees listed except______________________________________

2.  Approve the Performance Bonus Plan.      |_| FOR   |_| AGAINST  |_| ABSTAIN

3.  Ratification of appointment of KPMG LLP  |_| FOR   |_| AGAINST  |_| ABSTAIN
    as independent accountants.


_______________________________________________________
Stockholder's signature (|_| check box if you are voting shares held in Easy$aver Plus Plan)

INSTRUCTION: If ballot is cast by proxy, print stockholder name above or, if multiple stockholders, print "Proxies Filed" above.


_______________________________________________________
Proxy signature (if ballot is cast by proxy)